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            CROSS-LICENSE, SUPPLY AND TRAINING AGREEMENT

     This Agreement is entered into as of May 4, 1999 ("Effective Date") between General Dynamics Information Systems, Inc., a Delaware corporation ("GDIS") and Conductus, Inc., a Delaware corporation ("Conductus").

     The parties have entered into a license agreement of even date herewith whereby Conductus has licensed certain Conductus technology to GDIS ("License Agreement"). In accordance with the terms of that License Agreement, the parties agreed to enter into a cross-license, supply and training agreement to supplement the terms therein. Certain capitalized terms not defined herein shall have the meaning prescribed to them in the License Agreement.

1. SUPPLY. Conductus agrees to supply the products to GDIS under the terms and conditions of this Agreement.

2. PURCHASE ORDERS. Prior to issuing any purchase order, GDIS will issue a request for quotation ("RFQ") setting forth the products or services to be delivered, the required delivery dates, and any special requirements for the order. Conductus will respond to RFQs. GDIS will issue Purchase Orders for products and services to be delivered under this Agreement. Such Purchase Order will reference this Agreement and identify the product or service to be purchased, the required delivery dates, the price and payment terms. The parties understand that some or all purchase orders issued hereunder will be subject to Federal Acquisition Regulation and Defense Federal Acquisition Regulations "mandatory flow-down" provisions.

3. ORDER OF PRECEDENCE. Terms of any Purchase Order accepted hereunder which differ from the terms of this Agreement shall take precedence over the terms herein.

4. PAYMENT. Invoices for products and services provided pursuant to this Agreement shall be sent to GDIS at the address set forth in the signature block, unless otherwise specified by GDIS in accordance with Paragraph 17.4. Unless otherwise agreed to in writing by Conductus, GDIS shall pay all invoices issued within thirty (30) days from the date of the invoice. If GDIS fails to pay any charges when due and payable, GDIS agrees that Conductus shall have the right to invoice GDIS for, and GDIS will pay, all costs, including reasonable attorney fees, expended in collecting overdue charges, plus the overdue payments shall be subject to finance charges computed at a periodic rate (to the extent permitted by law) of 1-1/2% per month (18% per year).

5. FORECASTS. Within fifteen (15) business days of the conclusion of a calendar quarter, GDIS shall provide Conductus with a good faith forecast of its requirements for the next six (6) months.

6. DELIVERY. Deliveries shall be F.O.B., Conductus' premises in Sunnyvale, California. Conductus will use commercially reasonable efforts to ship products to arrive on or before any requested delivery dates on the purchase order. However, Conductus will not be liable for any delay in performance hereunder due to causes beyond its control including, but not limited to, acts of nature, acts of governments, riots, wars, fires, floods, and strikes. In the event of delay

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due to any such cause, time for delivery shall be extended for a period equal to the duration of the delay, subject to all reasonable commercial efforts to work around such causes.

7. SHIPMENT. Unless GDIS supplies specific instructions to the contrary, Conductus will select methods and routes of shipment, but Conductus will not assume any liability in connection with shipment nor will any carrier be considered an agent of Conductus. All shipments will be insured at GDIS's expense and made at GDIS's risk, and GDIS shall be responsible for making all claims with carriers, insurers, warehousemen, and others for misdelivery, nondelivery, loss, damage, or delay.

8.   CHANGES AND CANCELLATIONS.

     8.1. CANCELLATIONS. GDIS may, for its convenience, terminate work under a Purchase Order in whole or in part at any time by giving notice to Conductus in writing. Conductus will thereupon immediately stop work on the Purchase Order or the terminated portion thereof and notify any subcontractors to do likewise. Conductus shall be entitled to: (i) reimbursement for its actual costs incurred up to and including the date of termination, such costs to be determined in accordance with recognized accounting principles, and (ii) a fee on the work done prior to termination at a rate equal to the fee ination claim, Conductus hereby grants to GDIS (i) the right to physically inspect any and all inventory included in the claim, and (ii) the right of GDIS, or its designee, to audit the directly pertinent books, records and documents, relating to the costs claimed for reimbursement.

     8.2.    CHANGES.  By written Change Order to existing Purchase Orders,
GDIS may at any time unilaterally (i) suspend the work in whole or in part for a stated time period, and/or (ii) make changes in one or more of the following elements: designs, drawings or specifications; method of shipment or packing; place or time of delivery; or quantities to be furnished; however, any change that requires an earlier delivery date requires Conductus advance consent. If such suspension or change causes an increase or decrease in the cost of, or the time required for furnishing the work (whether supplies or services), an equitable adjustment shall be made in the Purchase Order price, delivery schedule, or both. If the price and /or schedule adjustment is not included in the issued Change Order, no increase in price or delay in delivery will be allowed unless Conductus asserts such a claim in writing within 30 days from the date of the Change Order to be followed as soon as practicable with a specification of the claim along with supporting data. Nothing contained in this Section shall relieve or excuse Seller from proceeding without delay in performing the Purchase Order as changed.

9.   INSPECTION AND ACCEPTANCE.  GDIS shall be allowed a maximum of fifteen
(15) business days from the date of receipt of any Product to inspect such Product. If GDIS does not give written notice to Conductus within such fifteen
(15) day period of its rejection of such Product (and the reasons therefore), GDIS shall be deemed to have accepted such Product. For any claims validly and timely made, Conductus shall reserve the right to repair the defective, damaged or missing products or to replace the same with conforming products.

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10.  WARRANTY.  Conductus warrants for a period of one (1) year from the date of shipment that the Product will conform in all material respects to all specifications for that Product. Conductus' then current user documentation for the Product. This warranty covers only problems reported to Conductus during the warranty period. Conductus warrants that computer hardware, software and/or firmware furnished hereunder shall be able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations to the extent that other information technology used in combination with the information technology being acquired properly exchanges date/time data with it. ANY LIABILITY OF CONDUCTUS WITH RESPECT TO A PRODUCT OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPAIR, REPLACEMENT OR, IF THE PARTIES AGREE, TO REFUND OF THE PURCHASE PRICE. EXCEPT FOR THE FOREGOING, ALL PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT (OTHER THAN AS PROVIDED IN PARAGRAPH
16.2 OF THE LICENSE AGREEMENT). FURTHER, CONDUCTUS DOES NOT WARRANT RESULTS OF USE OR THAT THEIR USE WILL BE UNINTERRUPTED. The foregoing warranty does not apply to any Products which have been subject to misuse, including electrostatic discharge, neglect, accident or modification, or which have been altered such that they are not capable of being tested by Conductus under its normal test conditions.

11. DISCONTINUED PRODUCTS AND MODIFICATIONS. Upon written notice to GDIS, Conductus may discontinue the manufacture and/or sale of any Product at any time. GDIS will have sixty (60) days after receipt of such notice to place orders for any additional units of such Product. Conductus will accept any Purchase Orders placed prior to the expiration of the sixty days. Conductus will have the right to make substitutions and/or modifications in the specifications of Products sold by Conductus provided that such substitutions or modifications will not affect overall Product performance.

12.  LIMITATION OF LIABILITY.  EXCEPT FOR BODILY INJURY OF A PERSON OR A
CLAIM PURSUANT TO INDEMNITY, CONDUCTUS WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO IT PURSUANT TO THE AFFECTED PURCHASE ORDER.

13.  TRAINING AND SUPPORT.

     13.1. SUPPORT FOR INITIAL TECHNOLOGY TRANSFER. Conductus will use all reasonable efforts to transfer the Conductus Technology (as defined in the License Agreement) as follows:

          13.1.1. TRANSFER OF DOCUMENTATION. Conductus will deliver any revisions or corrections of the documentation prepared in the normal course of its business to GDIS.

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          13.1.2. SEMINARS. At times mutually agreeable to the parties,
Conductus will prepare and present training programs designed to acquaint the GDIS selected attendees (which may include Defense Microelectronics Activity ("DMEA" personnel) with the Conductus Technology. The specific subject matter to be covered and the number of attendees will be determined by mutual agreement of the parties.

          13.1.3. ON-SITE TRAINING. On or before July 1, 2001 and upon thirty- (30) days prior notice to Conductus, GDIS may place up to eight attendees (which may include DMEA personnel)) at the Conductus site in order to obtain training and instruction regarding the Conductus Technology (as defined in the License Agreement). On-site training will be offered in the areas of
(i) RF filter design and design tools, (ii) cryogenic packaging design,
(iii) filter fabrication, (iv) filter tuning and (v) assembly and test. Prior to the training, such GDIS attendee shall enter into an agreement that ensures the protection of Conductus' intellectual property rights and confidential information and requires the attendee to abide by the rules, regulations and policies of Conductus. GDIS will be responsible for the attendees' compliance with such rules and regulations. Any invention of a GDIS attendee made in the course of training at Conductus shall be jointly owned by Conductus and GDIS.

          13.1.4. OFF-SITE TRAINING AND CONSULTING.  Upon request from
GDIS, Conductus agrees to make its Key Personnel reasonably available to provide training and consulting services on the Conductus Technology. GDIS shall be responsible for the reasonable costs of any travel incurred by Conductus personnel for off-site training and consulting.

     13.2. CONTINUING TECHNOLOGY EXCHANGE. To facilitate continued technology exchange, the parties will meet quarterly to review any new technology developments and exchange information relevant to the cross-license set forth in Paragraph 14.3.

     13.3. KEY PERSONNEL. Provided they are employees of Conductus, Conductus will make the people listed in Exhibit C of the Licensing Agreement available to train GDIS attendees upon reasonable prior notice.

     13.4. COSTS OF TRAINING. GDIS will pay all expenses for its employees to attend training. Additionally, GDIS will pay for the services of Conductus personnel (including preparation time) for services provided under Paragraphs
13.1.2. and 13.1.4. at fully loaded rates applicable to government contracts. Conductus shall bear the cost of supervision of GDIS attendees participating in training as set forth in Paragraph 13.1.3.

     13.5. SUPPORT. Conductus agrees to use reasonable efforts to provide the support services set forth herein. In particular, Conductus will provide the services of the Key Personnel listed in Exhibit C of the Licensing Agreement as well as other individuals it deems necessary to meet the needs of GDIS for product production, training and technology/product development commensurate with their prior involvement in government-related activities; provided that these individuals remain Conductus employees. In the event that any of these individuals leave the employ of the company, Conductus will provide the services of those employees whose skills and experience most closely match those of the originally-named employee.

14.  RIGHTS IN INTELLECTUAL PROPERTY.

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     14.1.   OWNERSHIP.  Other than as provided in Section 13.1.3, each party shall own the title to any modification to or enhancement of Conductus Technology ("Improvement") created solely by its employees or agents. Jointly developed Technology shall be jointly owned. Each sole or joint owner of any Improvement shall have the unrestricted rights to fully exploit that Improvement and, subject to the following, may grant licenses without the consent of any other owner.

     14.2. PATENTS. The sole owner of any Improvement shall have the sole right to determine whether to obtain, maintain, enforce or defend intellectual property rights in such Improvement. In the case of joint ownership, the parties may mutually agree to share the expense of patenting and to share income from licensing such Improvement. If no agreement is reached, either joint owner may elect to obtain, maintain, enforce, license or defend any joint Improvement at its sole expense, and that joint owner shall have the sole right to license and receive income from any licensing of such joint invention. Each such joint owner will execute any necessary documents reasonably requested for the purpose of obtaining and maintaining rights to the Improvement. With respect to enforcement, it is expected that expenses incurred in taking such actions will be equally shared by the owners, but if an owner declines to bear its share of enforcement expenses, its ownership and rights will not be affected except that such owner will not be entitled to any proceeds of an action to enforce such intellectual property rights if it did not share the expenses of the enforcement action.

     14.3. CROSS-LICENSE. Subject to the terms and conditions of this Agreement, each party agrees to provide the other with a royalty-free, non-exclusive, nontransferable (except pursuant to an assignment under Paragraph
16), nonsublicensable, perpetual license to make, have made (including by DMEA), sell, market, use, distribute, reproduce or otherwise exploit any enhancement or modification to the Conductus Technology created by such party during the term of this Agreement. Notwithstanding the above, such license to Conductus shall only be exercised outside of the Permitted Market (as defined in the License Agreement, including rights provided under Section 3.3 of the License Agreement) and such license to GDIS shall only be exercised within the Permitted Market.

15.  TERM AND TERMINATION.

     15.1. TERM. This Agreement will remain in effect for 10 years after the Effective Date.

     15.2. MATERIAL BREACH. If a party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon sixty-(60) days' notice unless the breach is cured within the applicable notice period.

     15.3. CHANGE IN CIRCUMSTANCES. Either party may terminate this Agreement without liability by notice pursuant to Paragraph 17.4 if the other makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, or proceedings are instituted by or against the other party under the bankruptcy laws of the United States.

     15.4. EFFECT OF TERMINATION. In the event of any termination of this Agreement, the rights and licenses granted under this Agreement shall terminate. Paragraphs 10, 12 and 14-17 shall

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survive termination and any rights to payments already accrued shall become immediately due and payable.

     15.5. LIABILITY FOR TERMINATION. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

     15.6. SOLE REMEDY. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

16. ASSIGNMENT. The rights and obligations of the parties under this Agreement may not be assigned or transferred (and any attempt to do so will be void) except (i) rights to payment of money may be assigned, and (ii) this Agreement and the rights and obligations hereunder may be assigned to an acquirer of all or substantially all the assets, business or stock of a party.

17.  MISCELLANEOUS.

     17.1. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

     17.2. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware and the United States without regard to conflicts of law provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

     17.3. HEADINGS. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

     17.4. NOTICES. Notices under this Agreement will be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address as set forth below or as amended by notice pursuant to this subsection. If not received sooner, notice by mail will be deemed received five
(5) days after deposit in the U.S. mail.


     If to GDIS, to:         General Dynamics Information Systems, Inc.
                             8800 Queen Avenue South
                             Bloomington, MN 55431
                             Attn.:  A. Allen Gray, VP and General Counsel

                                     -6-
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          With a copy (which
          shall not constitute
          notice), to:               Jenner & Block
                                     601 East 13th Street, N.W.
                                     Suite 1100 South
                                     Washington, D.C. 20005
                                     Attn.:  Craig A. Roeder

     If to Conductus, to:    Conductus, Inc.
                             969 West Maude Avenue
                             Sunnyvale, CA 94086
                             Attn.:  Ron Wilderink, VP of Finance and CFO

          With a copy (which
          shall not constitute
          notice), to:

                                     Gunderson, Dettmer, Stough
                                     155 Constitution Avenue
                                     Menlo Park, CA 94025
                             Attn.:  Brooks Stough


     17.5. ENTIRE AGREEMENT. This Agreement together with the License Agreement of even date herewith, supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom, and represents the entire agreement between the parties.

     17.6. EXPORT CONTROL. Each party shall comply with all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and will not export or re-export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations.

     17.7. Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

*                  *                  *                  *                  *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

GENERAL DYNAMICS INFORMATION SYSTEMS, INC.

By:
     --------------------------------
     [Name]

Its:
     --------------------------------
     [Title]


CONDUCTUS, INC.

By:
     --------------------------------
     [Name]

Its:
     --------------------------------
     [Title]


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